SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 6, 2018, IES Holdings, Inc. (the “Company”) issued a press release announcing its results of operations for the fiscal 2018 first quarter. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On February 6, 2018, the Company posted to its website, www.ies-co.com, under the Investor Relations section, a presentation with the title “IES Holdings, Inc.–First Quarter 2018 Update” and a presentation with the title “IES Holdings – Investor Presentation (February 2018).” A copy of each of the presentations is furnished with this report as Exhibit 99.2 and Exhibit 99.3, respectively. The presentations will remain on the Company’s website for a period of at least thirty days.

The information set forth herein is furnished pursuant to Item 7.01– Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release dated February 6, 2018 announcing results of operations.

Exhibit 99.2	Presentation titled “IES Holdings, Inc.–First Quarter 2018 Update,” dated February 6, 2018.

Exhibit 99.3	Presentation titled “IES Holdings, Inc.–Investor Presentation (February 2018),” dated February 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: February 6, 2018	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel